LOCKBOX AND ACCOUNT CONTROL AGREEMENT

THIS LOCKBOX AND ACCOUNT CONTROL AGREEMENT (this “Agreement”) is made as of January 21, 2011, by and among Lightyear Network Solutions, LLC (the “Depositor”), Fifth Third Bank, an Ohio banking corporation (the “Bank”), and First Savings Bank, F.S.B. (the “Factor”).

RECITALS

WHEREAS, the Factor has made financial accommodations to the Depositor, which are secured by, among other things, the proceeds of the Depositor’s accounts receivable; and

WHEREAS, the Factor and the Depositor have advised the Bank that the Factor is making or has made financial accommodations to Lightyear Network Solutions, Inc., a Nevada corporation (hereinafter referred to as the “Borrower”), which financial accommodations are of direct or indirect benefit to the Depositor, and which financial accommodations are secured by, among other things, the proceeds of the Depositor’s accounts receivable; and

WHEREAS, at the Factor’s request the Depositor has established a special account at the Bank (as described below, the “Limited Access Lockbox Account”); and

WHEREAS, the Factor and the Depositor have agreed that the transfer of funds out of the Limited Access Lockbox Account shall be restricted as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.   The Limited Access Lockbox Account.  The Limited Access Lockbox Account is Account No. XXXXXX4745 and the title of the Limited Access Lockbox Account shall be: “Lightyear Network Solutions, LLC for the Benefit of First Savings Bank, F.S.B., as Factor, Lockbox Account.”

The Depositor and the Factor agree to promptly provide the Bank with any documents, resolutions, and/or instructions needed to establish or maintain the Limited Access Lockbox Account and the Lockbox (as such term is defined below).  The Depositor hereby agrees to abide by and be bound by the terms of the Lockbox Terms and Conditions as set forth in the Fifth Third Treasury Management Terms and Conditions as established by the Bank from time to time and incorporated herein by reference (“Lockbox Agreement”).

2.   Accounts; Payment of Account Charges and Service Charges.  The Depositor shall open and maintain, or has opened and maintained, at the Bank an account, titled in its own name bearing Account No. XXXXXX4950 (the “Operating Account”) that the Bank may debit for any fees, charges or expenses owed to the Bank (collectively, the “Account Charges”) and from which the Bank may obtain reimbursement for any deposit items that are posted or transferred in error or returned to the Limited Access Lockbox Account or the Operating Account, for any overdrafts created on the Limited Access Lockbox Account or the Operating Account, and for any reversals or cancellations of payment orders and other electronic funds transfers arising in the Limited Access Lockbox Account or the Operating Account (collectively, the “Adjustments”).

The Depositor and Factor acknowledge that in order for the Bank to provide the services contemplated in this Agreement, the Bank may, from time to time, use other internal Bank services and products (collectively, the “Other Services”).  The Factor and the Depositor agree that the Depositor may be required to purchase such Other Services and pay to the Bank the Bank’s customary charges for the Other Services.

At all time, the Depositor shall keep no less than $50,000 in funds in the Operating Account to pay the Account Charges and Adjustments (the “Minimum Funding Balance”).

3.   Lockbox.  For the purpose of receipt of funds into the Limited Access Lockbox Account, the Depositor has established a lockbox, under the Lockbox Agreement, into which the Bank will accept remittances, such lockbox commonly known as the “Lockbox”.

4.   Notices; Delivery of Statements; Authorization.  Any notices required under this Agreement shall be directed as set forth below and effective:  (a) when received if delivered via U.S. Mail, postage prepaid, or overnight courier; and (b) when confirmed received by the recipient if delivered via facsimile transmission.

If to the Bank:	Fifth Third Bank
5050 Kingsley Drive
MD 1MOC2Q
Cincinnati, OH  45263
Attention: MICHAEL CHEETHAM
OR Depositor Services
Fax: (513) 358-1279

AND

Fifth Third Bank
250 W Main St, Suite 100
MD 735911
Lexington, KY  40507
ATTN: Mary-Alicha Weldon, RM
Fax: 859-455-5404

AND

Fifth Third Bank
250 W Main St, Suite 100
MD 735911
Lexington, KY  40507
ATTN: Tim Sprague, TMO
Fax: 859-455-5418

If to Depositor:	Lightyear Network Solutions, LLC
1901 Eastpoint Parkway
Louisville, KY 40223
Attn:           John Greive

If to the Factor:	First Savings Bank, F.S.B.
501 East Lewis and Clark Parkway
Clarksville, Indiana  47129
Attn:  Don Allen

The Depositor authorizes the Bank to release any and all information about the Limited Access Lockbox Account and the Lockbox to the Factor upon the Factor’s request.  The Depositor and the Factor instruct the Bank to send an original or a copy of the periodic account statement related to the Limited Access Lockbox Account to the notice addresses for Factor and Depositor set forth in this paragraph.  Bank shall provide Factor with such information relating to the Restricted Access Lockbox Account as Factor shall reasonably request, including, without limitation, the ability to access such information online.

5.   Restrictions on Depositor.  Without further consent from the Depositor, the Depositor irrevocably authorizes and instructs the Bank to comply with the Factor’s instructions to transfer funds from the Limited Access Lockbox Account to Factor or an account maintained by Factor, as directed by Factor in its sole discretion.  The Depositor waives its authority to transfer, withdraw, or otherwise disburse funds from the Limited Access Lockbox Account and acknowledges that the Factor shall have exclusive control of funds credited to the Limited Access Lockbox Account.  The Depositor waives its authority to modify or terminate this Agreement, the Limited Access Lockbox Account or the Lockbox Agreement, documents, resolutions, and account instructions, without the Factor’s express written permission.

6.   Security Interest; Control.  Depositor hereby grants a security interest and lien to, and control in favor of, Factor in the Limited Access Lockbox Account and Lockbox.  This Agreement constitutes notice to Bank of Factor’s security interest and lien in (a) the Lockbox and the Limited Access Lockbox Account; (b) all contract rights and claims in respect of the Lockbox and the Limited Access Lockbox Account; and, (c) all cash, checks, money orders and other items of value payable to Depositor now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of Bank or any agent, bailee or custodian of Bank, including, without limitation, contained or deposited into the Lockbox or the Limited Access Lockbox Account, and all proceeds of the foregoing (collectively, “Receipts”).  Without limiting the forgoing, but subject to Section 7, as collateral security for the payment of all obligations and liabilities of Depositor to Factor, Depositor hereby assigns, pledges and transfers to and grants exclusive control over to Factor all of Depositor’s rights, title and interest in and to the Limited Access Lockbox Account and the Lockbox, and all sums now or hereafter on deposit in or payable or withdrawable from the Limited Access Lockbox Account, and/or the Lockbox, and any interest accrued or payable thereon, and grants to Factor a security interest therein.  Bank acknowledges that this Agreement constitutes notice of Factor’s security interest in the Limited Access Lockbox Account, the Lockbox and the Receipts and the proceeds thereof and that this Agreement is a control agreement for the purpose of perfecting Factor’s security interest in the Limited Access Lockbox Account.  Subject to Section 7, Depositor hereby agrees that Bank, on behalf of Factor, shall be entitled to exercise, upon the written instructions of Factor, any and all rights that Factor may have under its loan documents with Depositor or under applicable law with respect to the Lockbox, the Limited Access Lockbox Account, and all Receipts and the proceeds thereof.  Subject to Section 7, Depositor hereby authorizes and irrevocably appoints Factor as Depositor’s attorney-in-fact.  Subject to Section 7, Factor may take any action which Factor deems necessary or appropriate to preserve or protect Factor’s assignment of, pledge of, and security interest in and control of the Limited Access Lockbox Account and the Lockbox, including, without limitation, the transfer of the Limited Access Lockbox Account and/or the Lockbox to Factor’s own name or the name of any designee.  Subject to Section 7, Depositor agrees that Factor shall have exclusive possession and control of the Limited Access Lockbox Account and, at its option by providing written notice to the Bank, exclusive control over the Lockbox.  Subject to Section 7, Depositor hereby agrees with Factor and Bank that only payments to Factor’s order may be drawn under the Limited Access Lockbox Account.  Subject to Section 7, without further consent by the Depositor, only Factor shall have the right, power and authority (which right, power and authority is irrevocable), to demand, collect, withdraw, receipt for or sue for all amounts that enter any of the Limited Access Lockbox Account and Lockbox, and the Limited Access Lockbox Account and the Lockbox shall each be deemed to be blocked in favor of and controlled by Factor and the Lockbox and the Limited Access Lockbox Account shall be under the sole dominion and control of Factor.  Subject to Section 7, Depositor shall not have any control over the use of or any right to withdraw any amount from the Limited Access Lockbox Account or the Lockbox.

7.   Trigger Events.  Notwithstanding any provision of this Agreement to the contrary (including without limitation, Sections 5 and 6), unless and until the Factor has notified the Bank in writing (including by e-mail or fax) that an “Event of Default” has occurred under any agreement between the Factor and the Borrower or the Factor and the Depositor, (a) the Depositor shall have the right (without any consent from the Factor) to access, transfer, withdraw or otherwise disburse funds from the Limited Access Lockbox Account and the Lockbox, and (b) the Factor shall not exercise its right to exercise exclusive control over the Limited Access Lockbox Account or the Lockbox.

8.   Bank’s Setoff Waiver.  The Bank waives any right of setoff that it may have with respect to funds credited to, deposit it or otherwise contained in the Limited Access Lockbox Account or the Lockbox.  The parties agree that this setoff waiver will not affect the Bank’s rights or ability to debit the Operating Account for any Account Charges and Adjustments and to maintain the Minimum Funding Balance.

9.   Duty to Inspect.  The Factor and the Depositor will use their respective commercially reasonable efforts to inspect all Limited Access Lockbox Account statements and reports when received, and immediately notify the Bank of any errors.  The Factor or the Depositor must notify the Bank within sixty (60) calendar days after receipt of the statement or report containing or reflecting an error.  Except to the extent required by law or except for manifest errors, the failure by the Factor or the Depositor to notify the Bank of errors within this time limit will relieve the Bank of any and all liability with respect to such an error.

10.  Deposit Account Terms.  The Depositor agrees to comply with the terms applicable to the Other Services and the deposit accounts described herein as established by the Bank from time to time.  If there is any inconsistency between the terms of this Agreement and the agreements applicable to the deposit accounts and Other Services or the Lockbox Agreement, the terms of this Agreement shall prevail.

11.  Force Majeure.  The Bank shall not be responsible for actions or omissions caused by events beyond its control, including without limitation fire, casualty, breakdown in equipment or failure of telecommunications or data processing services, lockout, strike, unavoidable accidents, acts of God, riot, war, or the issuance or operation of any adverse governmental law, ruling, regulation, order or decree, or an emergency that prevents the Bank from operating normally.

12.  Indemnification of the Bank.  Provided the Bank has not engaged in willful misconduct or been grossly negligent, the Depositor agrees to indemnify and hold the Bank harmless from and against any and all claims, demands, losses, liabilities, actions, causes of action and expenses (including without limitation attorneys fees (which may include the allocable cost of the Bank’s Legal Department) and court costs), incurred by the Bank in connection with the Limited Access Lockbox Account, the Operating Account, and this Agreement.  This indemnity shall survive the termination of this Agreement.

13.  Limits on the Bank’s Liability to the Factor.  The Factor agrees that the Bank’s liability to Factor for failing to perform in accordance with the terms of this Agreement for a single claim shall be limited to the actual, direct damages, proximately caused by the Bank’s error or omission.  The Bank shall not be liable in any event to the Factor for any special, incidental or consequential damages which the Factor may incur or suffer in connection with this Agreement, regardless of whether the Bank knew of the likelihood of such loss or damage, and regardless of the basis, theory, or nature of the delays resulting from computer malfunction, systems failures, interruption of communications facilities, or other causes not reasonably within the Bank’s control.  This paragraph shall survive the termination of this Agreement.

14.  Termination of Agreement.  Except as otherwise stated, the parties agree that this Agreement, the Factor’s authority to control the Limited Access Lockbox Account and the Lockbox, and the Bank’s obligations to the Factor and the Depositor pursuant to this Agreement, will only terminate:  (a) after the Bank receives the Factor’s instructions (as provided in paragraph 4) to terminate this Agreement and turn control of the Limited Access Lockbox Account to the Factor; (b) upon thirty (30) calendar days notice by the Bank (as provided in paragraph 4) to the Depositor and the Factor; or (c) twenty (20) calendar days following notice from Bank to Factor and Depositor that Factor and/or Depositor are in default or breach of the terms of this Agreement or any other agreement with the Bank and such default has not been cured within such twenty (20) calendar day period.  Upon termination of this Agreement for any reason, the Limited Access Lockbox Account shall be transferred into Factor’s name, and disbursement of the remaining Limited Access Lockbox Account funds shall be made to the Factor, and Bank agrees to continue for sixty (60) calendar days to forward all collections in the Lockbox to Factor.  The Depositor may not unilaterally instruct the Bank to terminate this Agreement or close the Limited Access Lockbox Account or the Lockbox.

15.  Headings; Severability.  The headings of the paragraphs of this Agreement are for convenience only and shall not be construed as adding meaning to the provisions.  If a court determines that any part of this Agreement is unenforceable, the parties agree that only the portion of this Agreement that is so determined to be unenforceable and shall be stricken and that the remaining parts shall be unaffected.

16.  Choice of Law; Venue.  The parties agree that:  (a) this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio (the “Governing State”); and (b) that the venue for any action related to this Agreement shall be; State Court - Any state or local court of the Governing State, Federal Court - United States District Court for the District of the Governing State, or at the option of the Bank, any court in which the Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties pertaining directly or indirectly to this Agreement or to any matter arising in connection with this Agreement.

17.  Independent Contractor.  The Factor and the Depositor agree that in performing the services under this Agreement, the Bank will be acting as an independent contractor and not as an employer, employee, partner, or agent of the Factor or the Depositor.

18.  Financial Information.  Depositor agree to promptly furnish to the Bank, from time to time financial statements and such other information regarding its operations, assets, business affairs, and financial condition, as Bank may reasonably request.

19.  Rights in Limited Access Lockbox Account. (a) Subject to Section 7, Depositor cannot, and will not, withdraw any monies from the Limited Access Lockbox Account and Lockbox until such time as Factor advises Bank in writing that Factor no longer claims any interest in the Limited Access Lockbox Account and the Lockbox and the monies deposited and to be deposited in the Limited Access Lockbox Account; and (b) Depositor will not permit the Limited Access Lockbox Account or the Lockbox to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Factor’s security interest referred to herein.

20.  Representations.  Depositor represents, warrants and covenants that (i) at no time shall either the Limited Access Lockbox Account or the Lockbox be pledged or assigned to or control given to any person or entity other than the Factor, and (ii) it has not assigned or granted a security interest in or control of the Limited Access Lockbox Account or the Lockbox or any funds now or hereafter deposited in the Limited Access Lockbox Account or the Lockbox to any person or entity other than the Factor, excepting that certain Lockbox and Account Control Agreement dated as of March 17, 2010, by and between the Depositor, the Bank, and the Factor.

21.  Bank Acknowledgements. Bank agrees that the Limited Access Lockbox Account and the Lockbox is held in the name of the Depositor and that, to the best of its knowledge, no other person or entity is shown by its records to have an interest in the Limited Access Lockbox Account or the Lockbox.  To the best of its knowledge, Bank has not executed any document or otherwise agreed to block the Limited Access Lockbox Account or the Lockbox in favor of any person other than Factor, or acknowledge a lien or security interest of or control by any person other than Factor in the Limited Access Lockbox Account and the Lockbox.  Bank agrees that it will not execute any document or otherwise agree to block the Limited Access Lockbox Account or the Lockbox in favor of any person other than Factor, or acknowledge a lien or security interest of or control by any person other than Factor in the Limited Access Lockbox Account or the Lockbox.

22.     Miscellaneous.  This Agreement may be amended only by a writing signed by Depositor, Factor and Bank.  This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.  This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement.  This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.  To the extent that the terms of any agreement governing the Account or the Lockbox are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall be deemed to be controlling.  The Recitals to this Agreement to this Agreement are incorporated herein and a part of this Agreement.

23.   WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have executed this Agreement to be executed, as a sealed instrument, on the date set forth above.

LIGHTYEAR NETWORK SOLUTIONS, LLC

By:	/S/ J. Sherman Henderson, III
	Name:	J. Sherman Henderson, III
	Title:	CEO

FIFTH THIRD BANK

By:	/S/ Timothy P. Sprague
	Name:	Timothy P. Sprague
	Title:	AVP/TMO

FIRST SAVINGS BANK, F.S.B.

By:	/S/ Don Allen
Don Allen, Vice President